Exhibit 3.8

A0591202
1345069	FILED
In the office of the Secretary of State
of the State of California

JAN 09, 2003
CERTIFICATE OF AMENDMENT OF
THE ARTICLES OF INCORPORATION OF	/s/ Kevin Shelley
THE L. L. KNICKERBOCKER CO., INC.	KEVIN SHELLEY, Secretary of State

Horst Geicke and David Koontz hereby certify that:

1.                                       They are the duly appointed President and Chief Executive Officer, and Chief Financial Officer and Secretary, respectively, of THE L.L. KNICKERBOCKER CO., INC, a California corporation (the “Company”).

2.                                       On August 15, 2002, Judge Robert W. Alberts of the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”) entered the Order Confirming Debtor’s and Committee’s Third Amended Joint Chapter 11 Plan (the “Confirmation Order”) approving a plan of reorganization (the “Plan”) under chapter 11 of the United States Bankruptcy Code relating to the Company. The Company’s bankruptcy case is pending as case number SA 99-18522 RA in the Bankruptcy Court. The Plan became effective pursuant to its terms on September 6, 2002 (the “Effective Date”). The undersigned hereby execute this Amendment under the authority and pursuant to the terms of the Plan and the Confirmation Order, and in accordance with the provisions of Chapter 14 of the California General Corporation Law.

3.                                       Pursuant to the terms of the Plan and the Confirmation Order, the undersigned were duly appointed by the board of directors as officers of THE L.L. KNICKERBOCKER CO., INC. as of the Effective Date.

4.                                       Pursuant to the Plan and the Confirmation Order, Article 1 of the Articles of Incorporation of this corporation is hereby amended to read as follows:

The name of this corporation is

RG GLOBAL LIFESTYLES, INC.

5.                                       The foregoing amendment of the Articles of Incorporation hat been duly approved by the board of directors.

Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of his or her knowledge

Dated as of September 6, 2002

/s/ Horst Geicke
Horst Geicke, President and Chief Executive Officer

/s/ David Koontz
David Koontz, Chief Financial Officer and Secretary	[SEAL]